The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127230.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Asset Backed Securities Corporation Home Equity Loan Trust, Series NC 2006-HE4

	1	2	3	4	5	6	7	8	9	10	11	12
Prepayment Speed	75% Rabo PPC	100% Rabo PPC	135% Rabo PPC	75% Rabo PPC	100% Rabo PPC	135% Rabo PPC	75% Rabo PPC	100% Rabo PPC	135% Rabo PPC	75% Rabo PPC	100% Rabo PPC	135% Rabo PPC
Losses	CDR	CDR	CDR	CDR	CDR	CDR	CDR	CDR	CDR	CDR	CDR	CDR
Loss Severity	40%	40%	40%	65%	65%	65%	40%	40%	40%	65%	65%	65%
Lag	12	12	12	12	12	12	12	12	12	12	12	12
LIBOR	FWD	FWD	FWD	FWD	FWD	FWD	Flat for 12,Fwd + 400bps for life	Flat for 12,Fwd + 400bps for life	Flat for 12,Fwd + 400bps for life	Flat for 12,Fwd + 400bps for life	Flat for 12,Fwd + 400bps for life	Flat for 12,Fwd + 400bps for life
Triggers	Fail	Fail	Fail	Fail	Fail	Fail	Fail	Fail	Fail	Fail	Fail	Fail
Optional Redemption	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity

Class M5
WAL	15.26	12.28	9.34	17.76	13.96	10.34	15.88	12.48	9.37	18.40	14.14	10.37
Cum Loss	15.28%	12.82%	10.60%	16.99%	13.78%	11.04%	14.19%	12.27%	10.42%	15.39%	12.99%	10.73%
CDR Multiple (At 1st $ Loss)	12.49 CDR	12.86 CDR	13.58 CDR	7.42 CDR	7.63 CDR	8.05 CDR	11.19 CDR	12.13 CDR	13.28 CDR	6.53 CDR	7.10 CDR	7.79 CDR

Class M8
WAL	16.57	13.31	10.10	18.54	14.59	10.81	17.31	13.59	10.17	19.21	14.80	10.85
Cum Loss	12.44%	9.78%	7.41%	13.74%	10.47%	7.70%	11.08%	9.09%	7.13%	11.96%	9.55%	7.32%
CDR Multiple (At 1st $ Loss)	9.33 CDR	9.08 CDR	8.89 CDR	5.69 CDR	5.53 CDR	5.39 CDR	7.98 CDR	8.29 CDR	8.50 CDR	4.80 CDR	4.97 CDR	5.10 CDR

Asset Backed Securities Corporation Home Equity Loan Trust, Series NC 2006-HE4

	1	2	3	4	5	6	7	8	9	10	11	12
Prepayment Speed	75% Rabo PPC	100% Rabo PPC	135% Rabo PPC	75% Rabo PPC	100% Rabo PPC	135% Rabo PPC	75% Rabo PPC	100% Rabo PPC	135% Rabo PPC	75% Rabo PPC	100% Rabo PPC	135% Rabo PPC
Losses	CDR	CDR	CDR	CDR	CDR	CDR	CDR	CDR	CDR	CDR	CDR	CDR
Loss Severity	40%	40%	40%	65%	65%	65%	40%	40%	40%	65%	65%	65%
Lag	12	12	12	12	12	12	12	12	12	12	12	12
LIBOR	FWD	FWD	FWD	FWD	FWD	FWD	Flat for 12,Flat + 400bps for life	Flat for 12,Flat + 400bps for life	Flat for 12,Flat + 400bps for life	Flat for 12,Flat + 400bps for life	Flat for 12,Flat + 400bps for life	Flat for 12,Flat + 400bps for life
Triggers	Pass	Pass	Pass	Pass	Pass	Pass	Pass	Pass	Pass	Pass	Pass	Pass
Optional Redemption	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity

Class M5
WAL	10.46	8.24	6.00	12.03	9.23	6.53	10.57	7.88	5.66	12.20	8.75	6.07
Cum Loss	15.35%	12.87%	10.63%	17.08%	13.85%	11.08%	14.27%	12.33%	10.44%	15.49%	13.06%	10.77%
CDR Multiple (At 1st $ Loss)	12.57 CDR	12.93 CDR	13.62 CDR	7.47 CDR	7.68 CDR	8.08 CDR	11.28 CDR	12.21 CDR	13.32 CDR	6.58 CDR	7.15 CDR	7.82 CDR

Class M8
WAL	9.98	7.99	5.92	10.96	8.62	6.26	9.96	7.40	5.36	10.97	7.87	5.59
Cum Loss	12.78%	10.08%	7.62%	14.20%	10.84%	7.95%	11.49%	9.43%	7.36%	12.46%	9.95%	7.58%
CDR Multiple (At 1st $ Loss)	9.69 CDR	9.43 CDR	9.18 CDR	5.92 CDR	5.75 CDR	5.58 CDR	8.37 CDR	8.67 CDR	8.81 CDR	5.04 CDR	5.21 CDR	5.30 CDR

					** Prepay Vectors capped at 90%CPR
	Forward		Flat for 12,Fwd + 400bps for life		Rabo_ARM_PPC	Rabo_FRM_PPC
Period	LIBOR_1MO Vector	LIBOR_6MO Vector	LIBOR_1MO Vector	LIBOR_6MO Vector
1	4.929	5.186	4.929	5.186	4	4
2	5.070	5.235	4.929	5.186	6.090909091	5.727272727
3	5.162	5.258	4.929	5.186	8.181818182	7.454545455
4	5.150	5.271	4.929	5.186	10.27272727	9.181818182
5	5.221	5.270	4.929	5.186	12.36363636	10.90909091
6	5.253	5.257	4.929	5.186	14.45454545	12.63636364
7	5.219	5.238	4.929	5.186	16.54545455	14.36363636
8	5.204	5.230	4.929	5.186	18.63636364	16.09090909
9	5.235	5.231	4.929	5.186	20.72727273	17.81818182
10	5.147	5.234	4.929	5.186	22.81818182	19.54545455
11	5.144	5.259	4.929	5.186	24.90909091	21.27272727
12	5.142	5.292	4.929	5.186	27	23
13	5.169	5.332	8.929	9.186	27	23
14	5.210	5.373	8.929	9.186	27	23
15	5.253	5.412	8.929	9.186	27	23
16	5.297	5.447	8.929	9.186	27	23
17	5.338	5.475	8.929	9.186	27	23
18	5.377	5.495	8.929	9.186	27	23
19	5.410	5.506	8.929	9.186	27	23
20	5.437	5.506	8.929	9.186	27	23
21	5.455	5.496	8.929	9.186	27	23
22	5.463	5.477	8.929	9.186	27	23
23	5.459	5.452	8.929	9.186	50	23
24	5.441	5.422	8.929	9.186	50	23
25	5.410	5.392	8.929	9.186	50	23
26	5.376	5.364	8.929	9.186	50	23
27	5.344	5.340	8.929	9.186	50	23
28	5.314	5.321	8.929	9.186	27	23
29	5.287	5.306	8.929	9.186	27	23
30	5.264	5.299	8.929	9.186	27	23
31	5.246	5.299	8.929	9.186	27	23
32	5.234	5.307	8.929	9.186	27	23
33	5.229	5.322	8.929	9.186	27	23
34	5.231	5.343	8.929	9.186	27	23
35	5.243	5.369	8.929	9.186	27	23
36	5.263	5.397	8.929	9.186	27	23
37	5.293	5.426	8.929	9.186	27	23
38	5.324	5.454	8.929	9.186	27	23
39	5.354	5.481	8.929	9.186	27	23
40	5.382	5.505	8.929	9.186	27	23
41	5.409	5.526	8.929	9.186	27	23
42	5.434	5.545	8.929	9.186	27	23
43	5.457	5.561	8.929	9.186	27	23
44	5.478	5.573	8.929	9.186	27	23
45	5.495	5.582	8.929	9.186	27	23
46	5.509	5.589	8.929	9.186	27	23
47	5.520	5.594	8.929	9.186	27	23
48	5.526	5.598	8.929	9.186	27	23
49	5.529	5.601	8.929	9.186	27	23
50	5.532	5.604	8.929	9.186	27	23
51	5.535	5.608	8.929	9.186	27	23
52	5.538	5.612	8.929	9.186	27	23
53	5.541	5.616	8.929	9.186	27	23
54	5.545	5.621	8.929	9.186	27	23
55	5.549	5.626	8.929	9.186	27	23
56	5.553	5.632	8.929	9.186	27	23
57	5.558	5.639	8.929	9.186	27	23
58	5.564	5.645	8.929	9.186	27	23
59	5.570	5.652	8.929	9.186	27	23
60	5.576	5.659	8.929	9.186	27	23
61	5.583	5.666	8.929	9.186	27	23
62	5.591	5.673	8.929	9.186	27	23
63	5.597	5.679	8.929	9.186	27	23
64	5.604	5.685	8.929	9.186	27	23
65	5.610	5.691	8.929	9.186	27	23
66	5.616	5.696	8.929	9.186	27	23
67	5.622	5.701	8.929	9.186	27	23
68	5.628	5.706	8.929	9.186	27	23
69	5.633	5.710	8.929	9.186	27	23
70	5.637	5.714	8.929	9.186	27	23
71	5.642	5.718	8.929	9.186	27	23
72	5.646	5.722	8.929	9.186	27	23
73	5.649	5.725	8.929	9.186	27	23
74	5.653	5.729	8.929	9.186	27	23
75	5.656	5.733	8.929	9.186	27	23
76	5.660	5.737	8.929	9.186	27	23
77	5.664	5.742	8.929	9.186	27	23
78	5.668	5.746	8.929	9.186	27	23
79	5.672	5.750	8.929	9.186	27	23
80	5.676	5.755	8.929	9.186	27	23
81	5.680	5.760	8.929	9.186	27	23
82	5.685	5.765	8.929	9.186	27	23
83	5.689	5.770	8.929	9.186	27	23
84	5.694	5.775	8.929	9.186	27	23
85	5.699	5.780	8.929	9.186	27	23
86	5.704	5.785	8.929	9.186	27	23
87	5.709	5.790	8.929	9.186	27	23
88	5.714	5.795	8.929	9.186	27	23
89	5.719	5.801	8.929	9.186	27	23
90	5.724	5.806	8.929	9.186	27	23
91	5.729	5.812	8.929	9.186	27	23
92	5.734	5.817	8.929	9.186	27	23
93	5.740	5.822	8.929	9.186	27	23
94	5.745	5.828	8.929	9.186	27	23
95	5.750	5.833	8.929	9.186	27	23
96	5.756	5.838	8.929	9.186	27	23
97	5.761	5.843	8.929	9.186	27	23
98	5.766	5.848	8.929	9.186	27	23
99	5.771	5.853	8.929	9.186	27	23
100	5.776	5.857	8.929	9.186	27	23
101	5.781	5.861	8.929	9.186	27	23
102	5.785	5.864	8.929	9.186	27	23
103	5.789	5.868	8.929	9.186	27	23
104	5.793	5.871	8.929	9.186	27	23
105	5.796	5.873	8.929	9.186	27	23
106	5.799	5.876	8.929	9.186	27	23
107	5.802	5.879	8.929	9.186	27	23
108	5.804	5.882	8.929	9.186	27	23
109	5.807	5.884	8.929	9.186	27	23
110	5.809	5.888	8.929	9.186	27	23
111	5.812	5.891	8.929	9.186	27	23
112	5.815	5.895	8.929	9.186	27	23
113	5.818	5.899	8.929	9.186	27	23
114	5.822	5.904	8.929	9.186	27	23
115	5.825	5.909	8.929	9.186	27	23
116	5.830	5.914	8.929	9.186	27	23
117	5.834	5.920	8.929	9.186	27	23
118	5.839	5.925	8.929	9.186	27	23
119	5.845	5.930	8.929	9.186	27	23
120+	5.850	5.935	8.929	9.186	27	23